                                     FORM OF
                              AMENDMENT NUMBER 6 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

      Pursuant to the Transfer Agency and Service Agreement between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of November 1, 2001, the funds listed below (the "Funds") are hereby included as new Funds in accordance with the Additional Funds provision of Section 10 of the Agreement. All provisions in the Agreement shall apply to the Funds.

   -  The Hartford Select SmallCap Growth Fund

   -  The Hartford Retirement Income Fund

   -  The Hartford Target Retirement 2010 Fund

   -  The Hartford Target Retirement 2020 Fund

   -  The Hartford Target Retirement 2030 Fund

                                 THE HARTFORD MUTUAL FUNDS, INC..

                                 By: ________________________________
                                     David M. Znamierowski
                                     President

                                 HARTFORD ADMINISTRATIVE SERVICES COMPANY

                                 By: ________________________________
                                     David M. Znamierowski
                                     Executive Vice President

Effective Date: _________________, 2005